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                                                                   EXHIBIT 10-42

                                                                  CONFORMED COPY





                     SECURITIZATION PROPERTY SALE AGREEMENT


                                     between


                  THE DETROIT EDISON SECURITIZATION FUNDING LLC
                                     Issuer


                                       and


                           THE DETROIT EDISON COMPANY
                                     Seller



                            Dated as of March 9, 2001


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                                Table of Contents
                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   Definitions

Section 1.01   Definitions.....................................................1
Section 1.02   Other Definitional Provisions...................................1

                                   ARTICLE II
                      Conveyance of Securitization Property

Section 2.01   Conveyance of Initial Securitization Property...................2
Section 2.02   Conditions to Conveyance of Securitization Property.............3

                                   ARTICLE III
                    Representations and Warranties of Seller

Section 3.01   Organization and Good Standing..................................5
Section 3.02   Due Qualification...............................................5
Section 3.03   Power and Authority.............................................5
Section 3.04   Binding Obligation..............................................5
Section 3.05   No Violation....................................................5
Section 3.06   No Proceedings..................................................6
Section 3.07   Approvals.......................................................6
Section 3.08   The Securitization Property.....................................6
Section 3.09   Solvency........................................................8

                                   ARTICLE IV
                             Covenants of the Seller

Section 4.01   Seller's Existence..............................................9
Section 4.02   No Liens or Conveyances.........................................9
Section 4.03   Use of Proceeds.................................................9
Section 4.04   Delivery of Collections.........................................9
Section 4.05   Notice of Liens.................................................9
Section 4.06   Compliance with Law.............................................9
Section 4.07   Covenants Related to Securitization Property...................10
Section 4.08   Protection of Title............................................10
Section 4.09   Taxes..........................................................11
Section 4.10   Alternative Electric Suppliers.................................11
Section 4.11   Filings Pursuant to Financing Order............................12

                                    ARTICLE V
                      Additional Undertakings of the Seller

Section 5.01   Liability of the Seller; Indemnities...........................12


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Section 5.02   Merger or Consolidation of, or Assumption of the Obligations
               of, the Seller.................................................13
Section 5.03   Limitation on Liability of the Seller and Others...............14

                                   ARTICLE VI
                            Miscellaneous Provisions

Section 6.01   Amendment......................................................15
Section 6.02   Notices........................................................15
Section 6.03   Assignment by Seller...........................................16
Section 6.04   Assignment to Trustee..........................................16
Section 6.05   Limitations on Rights of Others................................16
Section 6.06   Severability...................................................16
Section 6.07   Separate Counterparts..........................................16
Section 6.08   Headings.......................................................16
Section 6.09   Governing Law..................................................16
Section 6.10   Nonpetition Covenant...........................................16


EXHIBIT A - Bill of Sale.....................................................A-1
EXHIBIT B - Opinion of Counsel...............................................B-1
EXHIBIT C - Opinion of Counsel...............................................C-1

APPENDIX A - Master Definitions



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                  SECURITIZATION PROPERTY SALE AGREEMENT, dated as of March 9,
2001, by and between THE DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company, as issuer (the "Issuer"), and THE DETROIT EDISON COMPANY, a Michigan corporation, as seller hereunder (in such capacity, the "Seller").

                              W I T N E S S E T H:

                  WHEREAS the Issuer desires to purchase from time to time Securitization Property created pursuant to the Statute and the Financing Order;

                  WHEREAS the Seller is willing to sell Securitization Property to the Issuer;

                  WHEREAS the Issuer, in order to finance the purchase of the Securitization Property, will from time to time issue Securitization Bonds under the Indenture; and

                  WHEREAS the Issuer, to secure its obligations under the Securitization Bonds and the Indenture, will pledge its right, title and interest and grant a security interest in, to and under the Securitization Property to the Trustee for the benefit of the Securitization Bondholders.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

                  SECTION 1.02 OTHER DEFINITIONAL PROVISIONS.

                  (a) "Agreement" means this Securitization Property Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  (b) Non-capitalized terms used herein which are defined in the Statute, as the context requires, have the meanings assigned to such terms in the Statute, but without giving effect to amendments to the Statute after the date hereof which have a material adverse effect on the Issuer or the Securitization Bondholders.

                  (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this



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Agreement are references to Sections, Schedules and Exhibits in or to this
Agreement unless otherwise specified; and the term "including" means "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

                      CONVEYANCE OF SECURITIZATION PROPERTY

                  SECTION 2.01 CONVEYANCE OF INITIAL SECURITIZATION PROPERTY.

                  (a) In consideration of the Issuer's payment to or upon the order of the Seller of $1,740,713,272.93 (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Securitization Property identified in the Bill of Sale delivered pursuant to Section 2.02(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Securitization Property to include, to the fullest extent permitted by the Statute and the Michigan UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the SB Charges related to the Initial Securitization Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l of the Statute and the Financing Order, shall constitute a true sale of all of the Seller's right, title and interest, in, to and under, and not a borrowing secured by, the Initial Securitization Property. The preceding sentence is the statement referred to in
Section 10l of the Statute. The Seller agrees and confirms that upon payment of the Initial Purchase Price and the execution and delivery of this Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Initial Securitization Property.

                  (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Initial Securitization Property from the Seller for the consideration set forth in paragraph (a) above.

                  (c) The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Securitization Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

                  (d) The Seller and the Issuer further agree that from time to time the Seller may offer to sell, and the Issuer may purchase, Subsequent Securitization Property as of Subsequent Transfer Dates, subject to the conditions specified in Section 2.02, in exchange for consideration to be agreed upon (in each case, the "Subsequent Purchase Price"). The Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Securitization Property shall include, to the fullest extent permitted by the Statute and the Michigan UCC, the assignment of all revenues, collections, claims, rights, payments,



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money or proceeds of or arising from the SB Charges related to the Subsequent
Securitization Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l of the Statute and the Financing Order, shall constitute a true sale of all of the Seller's right, title and interest, in, to and under, and not a borrowing secured by, the Subsequent Securitization Property. The preceding sentence is the statement referred to in Section 10l of the Statute. The Seller agrees and confirms that after giving effect to any sale contemplated by this paragraph (d) and the execution and delivery of the related Bill of Sale, it shall have no right, title or interest in, to or under the Subsequent Securitization Property.

                  (e) Notwithstanding the foregoing, if but only if, contrary to the agreement and intent of the parties and the Financing Order, any sale, transfer, assignment and conveyance of any Securitization Property is determined by a court not to be a true sale as contemplated by the parties hereto and by the Statute, then

                           (i) (A) the Seller hereby appoints the Issuer as the agent of the Seller ("Seller's Agent") for purposes of this clause
         (e)(i), (B) the Issuer shall be deemed to have issued and sold the Securitization Bonds for and on behalf of the Seller as Seller's Agent pursuant to the Statute, the Financing Order, the Indenture and the Underwriting Agreement, and (C) the Issuer shall be deemed to have granted and does hereby grant, as of the date hereof, for and on behalf of the Seller as Seller's Agent, a valid and enforceable lien and security interest in the Securitization Property to the Trustee for the benefit of the Securitization Bondholders, pursuant to the Statute, the Financing Order and the Indenture in connection with the issuance of the Securitization Bonds; provided, however, that if a court of competent jurisdiction determines that the provision in this clause
         (e)(i) does not create a valid and enforceable lien then,

                           (ii) such sale, transfer, assignment and conveyance shall be treated as a pledge of such Securitization Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest to the Issuer in such Securitization Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Securitization Property.

                  SECTION 2.02 CONDITIONS TO CONVEYANCE OF SECURITIZATION PROPERTY. The obligation of the Seller to sell, and the obligation of the Issuer, to purchase Securitization Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

                  (a) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Securitization Property to be conveyed as of that date, substantially in the form of Exhibit A hereto;

                  (b) as of the Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officer's Certificate to such effect and no Servicer Default shall have occurred and be continuing;


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                  (c)      as of the Transfer Date:

                           (i) the Issuer shall have sufficient funds available to pay the purchase price for the Securitization Property to be conveyed on such date, and

                           (ii) all conditions set forth in the Indenture to the issuance of one or more Series of Securitization Bonds intended to provide such funds shall have been satisfied or waived;

                  (d) on or prior to the Transfer Date, the Seller shall have taken all actions required under the Statute, the Financing Order and the Michigan UCC, including, without limitation, filings under the Michigan UCC to transfer to the Issuer ownership of the Securitization Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken any action required for the Issuer to grant to the Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

                  (e) in the case of any sale of Subsequent Securitization Property only, the Seller shall have provided the Issuer and each Rating Agency with a notice specifying the Subsequent Transfer Date for the Subsequent Securitization Property not later than 10 days prior to the Subsequent Transfer Date;

                  (f) the Seller shall have delivered to each Rating Agency and to the Issuer:

                           (i) an Opinion of Counsel to the Seller with respect to the transfer of the Securitization Property then being conveyed to the Issuer substantially in the form of Exhibit B hereto, and

                           (ii) an Opinion of Counsel to the Seller, substantially in the form of Exhibit C hereto;

                  (g) the Seller shall have delivered to the Trustee and the Issuer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02;

                  (h) with respect to any Subsequent Sale, the Seller shall have obtained written notice from each Rating Agency that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds; and

                  (i) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on the applicable Transfer Date.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  As of the Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Securitization Property. The


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following representations and warranties are made under existing law as in effect as of the Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Transfer Date. The representations and warranties shall survive the sale of Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  SECTION 3.01 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized and in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as currently owned or conducted.

                  SECTION 3.02 DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions, other than Michigan, in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

                  SECTION 3.03 POWER AND AUTHORITY. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to own the Securitization Property and sell and assign the Securitization Property to the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                  SECTION 3.04 BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 3.05 NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Mortgage and Deed of Trust, dated October 1, 1924 (as amended and supplemented), of The Detroit Edison Company to First Chicago Trust Company of New York, as successor trustee (the "Mortgage and Deed of Trust"), the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated in the Indenture and as set forth in Section 2.01(e) hereof); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. The Securitization Property is not subject to any Lien thereon, including under the Mortgage and Deed of Trust, other than the Liens created pursuant to the Indenture and the Statute.


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                  SECTION 3.06 NO PROCEEDINGS. Except as disclosed in writing by the Seller to the Issuer, there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

                  (a) asserting the invalidity of any of the Basic Documents, the Securitization Bonds, the Statute or the Financing Order;

                  (b) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by the Basic Documents or the Securitization Bonds;

                  (c) challenging the Seller's treatment of the Securitization Bonds as debt of the Seller for federal and state tax purposes; or

                  (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Securitization Bonds.

                  SECTION 3.07 APPROVALS. Except for the filing of financing statements and continuation statements under the Michigan UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

                  SECTION 3.08 THE SECURITIZATION PROPERTY.

                  (a) Information. All information provided by the Seller to the Issuer with respect to the Securitization Property is correct in all material respects.

                  (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Securitization Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Securitization Property; and the Securitization Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                  (c) Transfer Filings. The Seller is the sole owner of the Securitization Property sold to the Issuer on the Transfer Date; and the Securitization Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the Michigan Secretary of State under the Michigan UCC, necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest in the


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Securitization Property and to grant to the Trustee a first priority perfected security interest in the Securitization Property, free and clear of all Liens of the Seller or anyone else have been taken or made.

                  (d) Financing Order Irrevocable; Process Valid; No Litigation; etc.

                           (i) The Financing Order has been issued by the MPSC in accordance with the Statute, and such order and the process by which it was issued comply with all applicable laws, rules and regulations. The Financing Order has become effective pursuant to the Statute and is, and as of the date of issuance of any Securitization Bonds will be, in full force and effect and final and non-appealable.

                           (ii)  As of the Series Issuance Date, the
         Securitization Bonds of the related Series will be entitled to the protections provided by the Statute and, in accordance with the Statute, the Financing Order and the SB Charge authorized therein, subject to the Periodic Adjustments to the SB Charge provided for in the Financing Order, have become irrevocable.

                           (iii) (A) Under the Statute, the State of Michigan may not take or permit any action that would impair the value of Securitization Property, reduce or alter, except for Periodic Adjustments, or impair the SB Charges to be imposed, collected, and remitted to the Issuer, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the Securitization Bonds have been paid and performed in full (subject to the 15 year limitation upon the imposition of SB Charges pursuant to the Statute and the Financing Order); and

                                 (B) under the contract clauses of the State of
                  Michigan and the United States constitutions, the State of Michigan, including the MPSC, could not take any action that substantially impairs the rights of the Securitization Bondholders unless such action is a reasonable exercise of the State of Michigan's sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the State of Michigan and the United States constitutions, the State of Michigan could not repeal or amend the Statute or take any other action in contravention of its pledge in Section 10n(2) of the Statute if such action constitutes a permanent appropriation of the property interest of Securitization Bondholders in the Securitization Property and deprives the Securitization Bondholders of their reasonable expectations arising from their investments in Securitization Bonds, unless just compensation, as determined by a court of competent jurisdiction, is provided to Securitization Bondholders.

                           (iv) There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Statute, the Financing Order, the Securitization Property or the SB Charge, or any rights arising under any of them, or that seeks to enjoin the performance of any obligations under the Financing Order which in any way is adverse to the position of the Securitization Bondholders.


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                           (v)   No other approval, authorization, consent,
         order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of the Securitization Property, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

                           (vi) Except as disclosed in current reports of the Seller filed with the Commission, (a) there are no proceedings or investigations pending, or to the best of the Seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or the Issuer or their respective properties challenging the Statute or the Financing Order and (b) there is no voter referendum or initiative that has been filed with the Michigan Secretary of State or that, to the best of the Seller's knowledge, is being circulated among voters which attempts to amend, repeal or revoke the Statute in a manner that would impair the security of the Securitization Bondholders.

                  (e) Assumptions. The assumptions used in calculating the initial SB Charge pursuant to the Financing Order are reasonable and made in good faith.

                  (f)      Creation of Securitization Property.

                           (i) For purposes of the Statute and the Michigan UCC, the Securitization Property constitutes a present property right;

                           (ii) the Securitization Property consists of (A) the irrevocable right of the Seller to impose, collect and receive SB Charges in the amount necessary to provide for full recovery of principal of and interest on the Securitization Bonds, together with Ongoing Other Qualified Costs; (B) the right under the Financing Order to obtain Periodic Adjustments of the SB Charges; and (C) all revenues, collections, payments, money and proceeds arising out of the rights and interests described in (A) and (B); and

                           (iii) the Financing Order, including the right to collect the SB Charge, has become irrevocable and not subject to reduction, impairment or adjustment by further action of the MPSC, except for Periodic Adjustments.

                  (g) Prospectus. As of the date hereof, the information describing the Seller under the caption "The Seller and Servicer of the Securitization Property" in the prospectus dated March 2, 2001 relating to the Securitization Bonds is correct in all material respects.

                  SECTION 3.09 SOLVENCY. After giving effect to the sale of any Securitization Property hereunder, the Seller:

                  (a)      is solvent and expects to remain solvent;

                  (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;


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                  (c) is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

                  (d) reasonably believes that it will be able to pay its debts as they become due; and

                  (e) is able to pay its debts as they mature and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

                  SECTION 4.01 SELLER'S EXISTENCE. So long as any of the Securitization Bonds are outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

                  SECTION 4.02 NO LIENS OR CONVEYANCES. Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Securitization Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Securitization Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Securitization Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                  SECTION 4.03 USE OF PROCEEDS. The Seller shall use proceeds from the sale of the Securitization Property in accordance with the Financing Order.

                  SECTION 4.04 DELIVERY OF COLLECTIONS. If the Seller receives collections of the SB Charge with respect to the Securitization Property or the proceeds thereof, the Seller shall pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

                  SECTION 4.05 NOTICE OF LIENS. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Securitization Property other than the conveyances hereunder or under the Indenture.

                  SECTION 4.06 COMPLIANCE WITH LAW. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Securitization Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder.


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                  SECTION 4.07 COVENANTS RELATED TO SECURITIZATION PROPERTY. So
long as any of the Securitization Bonds are outstanding, the Seller shall:

                           (i) treat the Securitization Bonds as debt of the Issuer and not the Seller, except for financial accounting or tax reporting purposes;

                           (ii) disclose in its financial statements that it is not the owner of the Securitization Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

                           (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                           (iv)  not own or purchase any Securitization Bonds.

                  (b) The Seller agrees that upon the sale by the Seller of the Securitization Property to the Issuer pursuant to this Agreement:

                           (i) to the fullest extent permitted by law, including the Statute and applicable MPSC Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Securitization Property, including the right to collect any amounts payable by any Customer in respect of such Securitization Property, notwithstanding any objection or direction to the contrary by the Seller; and

                           (ii) any payment by any Customer to the Issuer shall discharge such Customer's obligations in respect of such Securitization Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

                  (c) So long as any of the Securitization Bonds are Outstanding,

                           (i) in all proceedings relating directly or indirectly to the Securitization Property the Seller shall: (A) affirmatively certify and confirm that it has sold the Securitization Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) not make any statement or reference in respect of the Securitization Property that is inconsistent with the ownership thereof by the Issuer (other than as required for financial accounting or tax reporting purposes); and

                           (ii) the Seller shall not take any action in respect of the Securitization Property except as contemplated by the Basic Documents.

                           (iii) the Seller shall not sell Securitization Property under a separate financing order in connection with the issuance of additional securitization bonds unless it shall have obtained written notice from each Rating Agency that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

                  SECTION 4.08 PROTECTION OF TITLE. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Trustee in the Securitization Property, including all filings required under the Michigan UCC relating to the transfer of the ownership of the Securitization Property by the Seller to the Issuer and the pledge of the Securitization Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the MPSC or the State of Michigan of any of their obligations or duties under the Statute or the Financing Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary:

         (a) to protect the Issuer and the Securitization Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

         (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute, the Financing Order, or the rights of Securitization Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Securitization Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section 4.08 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood and agreed that the Seller may be required to temporarily advance its own funds to satisfy its obligations hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section, it being understood that the Issuer shall have no obligation to execute any such instruments.

                  SECTION 4.09 TAXES. So long as any of the Securitization Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Securitization Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                  SECTION 4.10 ALTERNATIVE ELECTRIC SUPPLIERS. So long as any of the Securitization Bonds are outstanding, the Seller shall not permit any AES to bill or collect SB Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied.

                  SECTION 4.11 FILINGS PURSUANT TO FINANCING ORDER. The Seller shall comply with all filing requirements, including any making post closing filings, in accordance with the Financing Order.


                                   ARTICLE V

                      ADDITIONAL UNDERTAKINGS OF THE SELLER

                  The Seller hereby undertakes the obligations contained in this
Article V and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Securitization Bondholders.

                  SECTION 5.01 LIABILITY OF THE SELLER; INDEMNITIES.

                  (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of the Issuer's and the Trustee's respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Securitization Bondholders solely as a result of their ownership of Securitization Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of any Transfer Date as a result of the sale and assignment of the Securitization Property by the Seller to the Issuer, the acquisition or holding of the Securitization Property by the Issuer or the issuance and sale by the Issuer of the Securitization Bonds, including any sales, gross receipts, general corporation, single business, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Securitization Bond, it being understood that the Securitization Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Trustee.

                  (c) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of the Issuer's and the Trustee's respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, (i) any and all amounts of principal of and interest on the Securitization Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and (ii) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for or payments of principal of or interest on the Securitization Bonds, together with any reasonable costs and expenses incurred by such Person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement.

                  (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Issuer's property or assets based on existing law as of the Transfer Date.

                  (e) Notwithstanding Section 5.01(b) and (c) above, the Seller shall not be liable for any consequential damages, including any loss of market value of the Securitization Bonds, resulting from any downgrade of the ratings of the Securitization Bonds.

                  (f) Indemnification under this Section 5.01 shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Transfer Date.

                  (g) The indemnification obligation of the Seller under this
Section 5.01 shall be pari passu with all other general unsecured obligations of the Seller.

                  SECTION 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER. Any Person:

         (a) into which the Seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Seller,

         (b) which results from the division of the Seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Seller,

         (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or the major part of the electric distribution business of the Seller,

         (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Seller, or

         (e) which may otherwise succeed to all or the major part of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

         (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

         (ii) the Seller shall have delivered to the Issuer and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

         (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

                           (A) stating that, in the opinion of such counsel, all
                  filings to be made by the Seller, including Michigan UCC filings, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Securitization Property have been executed and filed, and reciting the details of such filings, or

                           (B) stating that, in the opinion of such counsel, no
                  such action is necessary to preserve and protect such interests,

         (iv) the Rating Agencies shall have received prior written notice of such transaction; and

         (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding Securitization Bonds.

The Seller shall not consummate any transaction referred to in clauses (a), (b),
(c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

                  SECTION 5.03 LIMITATION ON LIABILITY OF THE SELLER AND OTHERS. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  SECTION 6.01 AMENDMENT.

                  (a) This Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

                  (b) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 6.02 NOTICES. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

                  (a) in the case of the Seller, at The Detroit Edison Company, 2000 2nd Avenue, Detroit, Michigan 48226-1279, Attention: Corporate Secretary,

                  (b) in the case of the Issuer, at The Detroit Edison Securitization Funding LLC, 2000 2nd Avenue, 937 WCB, Detroit, Michigan 48226-1279, Attention: Secretary,

                  (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

                  (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department,

                  (e) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, and

                  (f) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 6.03 ASSIGNMENT BY SELLER. Subject to Section 5.02, this Agreement may not be assigned by the Seller.

                  SECTION 6.04 ASSIGNMENT TO TRUSTEE. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitization Bondholders of all right, title and interest of the Issuer in, to and under the Securitization Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

                  SECTION 6.05 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Securitization Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 6.06 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.07 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.08 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 6.09 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 6.10 NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Securitization Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed under any Hedge Agreement or Interest Rate Swap Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or, sustaining a case against, the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                        THE DETROIT EDISON
                                        SECURITIZATION FUNDING LLC,
                                            as Issuer


                                        By: /s/ Kathleen Hier
                                           -------------------------------------
                                           Name:  Kathleen Hier
                                           Title: Treasurer


                                        THE DETROIT EDISON COMPANY,
                                            as Seller


                                        By: /s/ N.A. Khouri
                                           -------------------------------------
                                           Name:  N.A. Khouri
                                           Title: Vice President and Treasurer

                                    EXHIBIT A

                                  BILL OF SALE


         For good and valuable consideration the receipt of which is hereby acknowledged, THE DETROIT EDISON COMPANY, a Michigan corporation (the "Seller"), does hereby sell, assign, transfer and convey to THE DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under the Securitization Property, which sale, assignment, transfer and conveyance of the Securitization Property shall include, as provided in the Statute, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money or proceeds arising under or with respect to the SB Charge related to the Securitization Property, as such SB Charge may be adjusted from time to time in accordance with the Statute and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.


         The foregoing sale, transfer, assignment and conveyance of the Securitization Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 10l of the Statute and Financing Order, shall constitute a true sale of all of the Seller's right, title and interest in, to and under, and not a borrowing secured by, the Securitization Property. The preceding sentence is the statement referred to in Section 10l of the Statute and in the Financing Order.

         Capitalized terms used herein and not defined shall have the meanings set forth in the Securitization Property Sale Agreement dated as of
[           ], 2001 (the "Sale Agreement") between the Issuer and the Seller.

         This Bill of Sale is governed by the laws of the State of Michigan.

         IN WITNESS WHEREOF, the Seller has duly executed and delivered this
Bill of Sale this [  ]th day of [            ], [                ].

                                           THE DETROIT EDISON COMPANY,
                                               as Seller


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


Accepted this [  ]th day of [                ], [               ].

THE DETROIT EDISON SECURITIZATION FUNDING LLC


By:
   -------------------------------------
   Name:
   Title:

                                   APPENDIX A

                               MASTER DEFINITIONS

             To be used in connection with the Servicing Agreement, the Sale Agreement, the Administration Agreement and the Indenture.

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.03 of the Indenture.

         Actual Charge-Off Percent means the Servicer's actual system-wide charge-off percentage.

         Adjustment Request means any filing made with the MPSC by the Servicer on behalf of the Issuer for a Periodic Adjustment.

         Administration Agreement means the Administration Agreement dated as of March 9, 2001, between the Administrator and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means Detroit Edison, as administrator under the Administration Agreement, and each successor to Detroit Edison, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         AES means an alternative energy supplier pursuant to the Statute.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Annual Accountant's Report has the meaning set forth in Section 3.04 of the Servicing Agreement.

         Annual Reconciliation Report has the meaning set forth in Section 4.03(b) of the Servicing Agreement.

         Authorized Denominations means, with respect to any Series or Class of Securitization Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have a denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

         Authorized Officer means,

             (a) with respect to the Issuer, (i) any Manager and (ii) any person authorized by the Managers pursuant to the Issuer LLC Agreement;

             (b) with respect to the Servicer, the chief executive officer, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, the controller or any assistant controller of the Servicer;

             (c) with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any vice president, assistant vice president, trust officer, secretary, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture; and

             (d) with respect to any other corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

         Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement and any Interest Rate Swap Agreement, as each may be amended or supplemented from time to time.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Securitization Property by the Seller to the Issuer.

         Billed SB Charges means the dollar amounts billed to Customers in respect of the SB Charge.

         Bills means each of the regular monthly bills, summary bills and other bills issued to Customers by Detroit Edison on its own behalf and in its capacity as Servicer.

         Book-Entry Securitization Bonds means beneficial interests in the Securitization Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in Detroit, Michigan, or in New York, New York or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

         Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Certificate of Compliance has the meaning set forth in Section 3.03 of the Servicing Agreement.

         Class means, with respect to any Series, any one of the classes of Securitization Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Final Maturity Date means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

         Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Corporate Trust Office means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: ABS Unit, or at such other address as the Trustee may designate from time to time by notice to the Securitization Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Securitization Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Customer means a person that is an electric customer taking delivery of electricity from Detroit Edison or from its successor on its MPSC-approved rate schedules or under special contracts.

         Deemed SB Charge Payments means the amount, calculated by the Servicer on or before January 15 of each year, equal to the product of the Billed SB Charges for such Remittance Period multiplied by the result of one hundred percent (100%) less the Actual Charge-Off Percent.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Definitive Securitization Bonds has the meaning specified in Section
         2.11 of the Indenture.

         Detroit Edison means The Detroit Edison Company, a Michigan corporation, or its successor.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about March 9, 2001, relating to the Securitization Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

             (a)   a bank;

             (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

             (c)   a credit union;

             (d) a national securities exchange, registered securities association or clearing agency; or

             (e) a savings association that is a participant in a securities transfer association.

         Eligible Institution means:

             (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

             (b) a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which

                   (i)  has either

                        (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's, or

                        (B) with respect to any Eligible Investment having a maturity of one month or less, a short-term or certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

                   (ii) whose deposits are insured by the FDIC.

         Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

             (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

             (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

             (c) commercial paper or other short-term obligations of any corporation organized under the laws of the United States of America (other than Detroit Edison) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

             (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

             (e) bankers' acceptances issued by any depositary institution or trust company referred to in clause (b) above;

             (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

             (g) repurchase obligations with respect to any security or whole loan entered into with

                   (i) a financial institution (acting as principal) described in clause (b) above,

                   (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into the repurchase obligation, or

                   (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of purchase; or

             (h)   any other investment permitted by each Rating Agency;

         provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least Aa3 and a short term rating of at least P1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided further, that any Eligible Investment must not:

             (a) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

             (b) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

         Eligible Securities Account means either:

             (a)   a segregated trust account with an Eligible Institution or

             (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Estimated Charge-Off Percent means the Servicer's good faith estimate of the Actual Charge-Off Percent.

         Estimated SB Charge Payments means an amount equal to the product of the Billed SB Charges for a particular billing date multiplied by the result of one hundred percent (100%) less the Estimated Charge-Off Percent.

         Event of Default has the meaning specified in Section 5.01 of the Indenture.

         Event of Investment Ineligibility has the meaning specified in the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as later amended and restated, among The Detroit Edison Company, Corporate Asset Funding Company, Inc., Citibank, N.A., and Citicorp North America, Inc., individually and as agent.

         Event of Termination has the meaning specified in the Trade Receivables Purchase and Sale Agreement dated as of February 28, 1989, as later amended and restated, among The Detroit Edison Company, Citibank, N.A., and Citicorp North America, Inc., individually and as agent.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

         FDIC means the Federal Deposit Insurance Corporation or its successor.

         Final Maturity Date means, for each Series or, if applicable, each Class of Securitization Bonds, the date by which all principal of and interest on such Series or Class of Securitization Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Securitization Property.

         Financing Order means, collectively, the order of the MPSC, Case No. U-12478, issued on November 2, 2000, as clarified by the opinion and order of the MPSC issued on January 4, 2001.

         Fitch means Fitch, Inc., or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement and the Issuer Articles of Organization, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. Grant, used as a noun, and Granting, used as an adjective, have correlative meanings consistent with preceding sentence. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral or such other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or Securitization Bondholder means the Person in whose name a Securitization Bond of any Series or Class is registered in the Securitization Bond Register.

         Indemnification Event means an event which triggers Detroit Edison's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the Securitization Bondholders, and each of their respective managers, officers, directors and agents, pursuant to Section 5.01 of the Sale Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of March 9, 2001, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Securitization Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

             (a) is in fact independent of the Issuer, any other obligor on the Securitization Bonds, Detroit Edison and any Affiliate of any of the foregoing Persons,

             (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Detroit Edison or any Affiliate of any of the foregoing Persons, and

             (c) is not connected with the Issuer, any such other obligor, Detroit Edison or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such certificate or opinion shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Securitization Property means the Securitization Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Initial Transfer Date means the Series Issuance Date for the first Series of Securitization Bonds.

         Insolvency Event means, with respect to a specified Person,

             (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

             (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Interest means, for any Payment Date for any Series or Class of Securitization Bonds, the sum, without duplication, of:

             (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

             (b) any unpaid interest, to the extent permitted by applicable law, plus any interest accrued on such unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

             (c) if the Securitization Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

             (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

         Interest Rate means, with respect to each Series or Class of Securitization Bonds, the rate at which interest accrues on the principal balance of Securitization Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

         Issuer means The Detroit Edison Securitization Funding LLC, a Michigan limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Articles of Organization means the Articles of Organization of the Issuer which were filed with the Bureau of Commercial Services, Corporation Division, of the Michigan Department of Consumer and Industry Services (the "Department") on November 20, 2000, as amended by the Restated Articles of Organization of the Issuer, which were filed with the Department on March 8, 2001.

         Issuer LLC Agreement means the Limited Liability Company Agreement between the Issuer, Detroit Edison, as sole Member, and the Managers dated as of November 20, 2000, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section
         11.01 of the Indenture, and delivered to the Trustee.

         Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Issuer Officer's Certificate.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge or encumbrance of any kind.

         Losses means, collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Member means Detroit Edison, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Michigan UCC means the Uniform Commercial Code, as in effect in the State of Michigan, as amended from time to time.

         Monthly Servicer Certificate has the meaning assigned to that term in
         Section 4.01(d)(ii) of the Servicing Agreement.

         Moody's means Moody's Investors Service, Inc., or its successor.

         MPSC means the Michigan Public Service Commission and any successor thereto.

         MPSC Regulations means any applicable regulations, orders or rules promulgated, issued or adopted by the MPSC, as in effect from time to time.

         Non-Routine True-Up Adjustment has the meaning set forth in Section 4.01(c)(i) of the Servicing Agreement.

         Non-Routine True-Up Adjustment Request means an Adjustment Request filed with the MPSC in accordance with the Financing Order with respect to any Non-Routine True-Up Adjustment, pursuant to which the related Non-Routine True-Up Adjustment will become effective upon the review and approval of the MPSC.

         Officer's Certificate means a certificate of the Servicer signed by an Authorized Officer.

         Ongoing Other Qualified Costs has the meaning assigned to that term in the Financing Order.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 5.02(d) of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.08 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to Detroit Edison, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable, according to context.

         Outstanding with respect to Securitization Bonds means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

             (a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

             (b) Securitization Bonds or portions thereof for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; provided, however, that if such Securitization Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

             (c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a protected purchaser;

         provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, Detroit Edison or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Detroit Edison or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding Securitization Bonds or, if the context requires, all Securitization Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date.

         Overcollateralization Amount means, with respect to any Series of Securitization Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section
         6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitization Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of Securitization Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Periodic Adjustment means each Routine True-Up Adjustment and Non-Routine True-Up Adjustment made pursuant to the terms of the Financing Order and in accordance with Section 4.01 of the Servicing Agreement.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         Predecessor Securitization Bond means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond; and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

         Principal means, with respect to any Payment Date and each Series or Class of Securitization Bonds:

             (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

             (b) the amount of principal due on the Final Maturity Date of such Series or Class if such Payment Date is the Final Maturity Date;

             (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Securitization Bonds;

             (d) the amount of principal and premium, if any, due as a result of a redemption of Securitization Bonds on such Payment Date; and

             (e)   any overdue payments of principal.

         Principal Balance means, as of any Payment Date, the Outstanding Amount of the Securitization Bonds.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected Principal Balance means, as of any Payment Date, the projected Outstanding Amount for such Payment Date set forth in the Expected Amortization Schedule.

         Qualified Costs means those qualified costs approved for recovery in the Financing Order.

         Rating Agency means, as of any date, any rating agency rating the Securitization Bonds of any Class or Series at the time of original issuance thereof at the request of the Issuer, or any successor to such rating agency. If such organization or successor is no longer in existence, in lieu thereof "Rating Agency" means a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification to each Rating Agency and the Trustee of such action, and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

         Reconciliation Period means the twelve-month period commencing on January 1 of each year and ending on December 31 of each year; provided, however, that the initial Reconciliation Period shall commence on the first Series Issuance Date and end on December 31, 2001.

         Record Date has the meaning set forth in each Supplemental Indenture.

         Redemption Date means, with respect to each Series or Class of Securitization Bonds, the date for the redemption of the Securitization Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

         Redemption Price has the meaning set forth in Section 10.01 or Section
         10.02 of the Indenture, as applicable.

         Refunding Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Securitization Bonds, all or part of the Securitization Bonds of such Series or Class to the extent permitted by the terms thereof.

         Registered Holder means, as of any date, the Person in whose name a Securitization Bond is registered in the Securitization Bond Register on such date.

         Released Parties has the meaning specified in Section 6.02(f) of the Servicing Agreement.

         Remittance means each remittance under the Servicing Agreement of Estimated SB Charge Payments by the Servicer to the Trustee.

         Remittance Date means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03 of the Servicing Agreement.

         Remittance Excess means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated SB Charge Payments during such Reconciliation Period exceed Deemed SB Charge Payments during such Reconciliation Period.

         Remittance Period means the twelve-month period commencing on January 1 of each year and ending on December 31 of each year; provided, however, that the initial Remittance Period shall commence on the first Series Issuance Date and end on December 31, 2001.

         Remittance Shortfall means, the amount, if any, calculated for a particular Reconciliation Period, by which Deemed SB Charge Payments during such Reconciliation Period exceed Estimated SB Charge Payments during such Reconciliation Period.

         Required Capital Amount means, with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

         Required Debt Service means, for any Remittance Period, the total dollar amount calculated by the Servicer in accordance with Section 4.01(b)(i) of the Servicing Agreement as necessary to be remitted to the Collection Account during such Remittance Period (after giving effect to (a) the allocation and distribution of amounts on deposit in the Reserve Subaccount at the time of calculation and which are available for payments on the Securitization Bonds, (b) any shortfalls in Required Debt Service for any prior


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

         Remittance Period, (c) the required payment or credit of any Remittance Excess or Remittance Shortfall during such Remittance Period and (d) any Remittances based upon the SB Charge in effect in the prior Remittance Period that are expected to be realized in such Remittance Period) in order to ensure that, as of the Payment Date immediately following the end of such period, (i) all accrued and unpaid interest on the Securitization Bonds then due shall have been paid in full, (ii) the Principal Balance of the Securitization Bonds is equal to the Projected Principal Balance of the Securitization Bonds for that Payment Date, (iii) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Amount, (iv) the balance on deposit in the Overcollateralization Subaccount equals the aggregate Scheduled Overcollateralization Level and (v) all other fees, expenses and indemnities due and owing and required or allowed to be paid under
         Section 8.02 of the Indenture as of such date shall have been paid in full; provided, however, that, with respect to any Periodic Adjustment occurring after the last Expected Final Payment Date for any Securitization Bonds, the Required Debt Service shall be calculated to ensure that sufficient amounts will be collected to retire such Securitization Bonds in full as of the earlier of (x) the next Payment Date and (y) the Final Maturity Date for such Securitization Bonds.

         Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Retirement of the Securitization Bonds means the day on which the final payment is made to the Trustee in respect of the last outstanding Securitization Bond.

         Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

         Routine True-Up Adjustment has the meaning set forth in Section 4.01(b)(iii) of the Servicing Agreement.

         Routine True-Up Adjustment Request means an Adjustment Request filed with the MPSC in respect of a Routine True-Up Adjustment, substantially in the form of Exhibit B to the Servicing Agreement. Pursuant to the Financing Order, the Routine True-Up Adjustment Request will become effective within 45 days after the filing of such Routine True-Up Adjustment Request.

         Sale Agreement means the Securitization Property Sale Agreement dated as of March 9, 2001, between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

         SB Charge means the securitization charge designated and approved pursuant to the Financing Order as constituting part of the Securitization Property, as the same may be adjusted from time to time as provided in the Servicing Agreement and in accordance the Financing Order.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule I of the Indenture, as such Schedule has been adjusted in accordance with Section 3.19 of the


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         Indenture to reflect redemptions or defeasances of Securitization Bonds and issuances of additional Series of Securitization Bonds.

         Securities Account Control Agreement means the securities account control agreement among The Detroit Edison Securitization Funding LLC, as debtor, the Trustee, as Secured Party, and The Bank of New York, in its capacity as securities intermediary thereunder.

         Securitization Bond means any of the securitization bonds (as approved in the Financing Order) issued by the Issuer pursuant to the Indenture.

         Securitization Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Securitization Bonds on such date.

         Securitization Bond Owner means, with respect to a Book-Entry Securitization Bond, the Person who is the beneficial owner of such Book-Entry Securitization Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         Securitization Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Charge means the Securitization Charge authorized by the MPSC to be imposed on all Customers by Detroit Edison to recover Qualified Costs pursuant to the Financing Order.

         Securitization Property means the Securitization Property that exists under the Financing Order and is sold by the Seller to the Issuer under the Sale Agreement.

         Securitization Property Records has the meaning assigned to that term in Section 5.01 of the Servicing Agreement.

         Seller means Detroit Edison, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

         Semiannual Servicer Certificate has the meaning assigned to that term in Section 4.01(d)(iii) of the Servicing Agreement.

         Series means any series of Securitization Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture and the Financing Order, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning set forth in Section 8.02(a) of the Indenture.


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         Series Final Maturity Date means the Final Maturity Date for a Series.

         Series Issuance Date means, with respect to the first Series of Securitization Bonds, March 9, 2001, and with respect to any other Series, the date on which the Securitization Bonds of such Series are to be issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in
         Section 8.02(a) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Securitization Bonds, as the same may be amended or supplemented from time to time.

         Servicer means Detroit Edison, as the servicer of the Securitization Property, and each successor to Detroit Edison (in the same capacity) pursuant to Section 6.03 or 7.04 of the Servicing Agreement.

         Servicer Business Day means any Business Day on which the Servicer's offices in the State of Michigan are open for business.

         Servicer Default means an event specified in Section 7.01 of the Servicing Agreement.

         Servicer Policies and Practices means, with respect to the Servicer's duties under Annex I to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others, as in effect from time to time and in accordance with MPSC Regulations. The Servicer shall provide ten days' prior written notice to the Rating Agencies of any amendment to the Servicer Policies and Practices that would adversely affect in any material respect the Securitization Bondholders.

         Servicing Agreement means the Servicing Agreement dated as of March 9, 2001, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Servicing Fee means the fee payable to the Servicer for services rendered, in accordance with Section 6.07 of the Servicing Agreement.

         Special Member has the meaning set forth in the Issuer LLC Agreement.

         Standard & Poor's, or S&P, means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or its successor.

         Statute means, collectively, Enrolled Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA 142, both of which became effective June 5, 2000.



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

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

         Subsequent Sale means the sale of additional Securitization Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the applicable conditions specified in the Sale Agreement and the Indenture.

         Subsequent Securitization Property means Securitization Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date, as identified in such Bill of Sale.

         Subsequent Transfer Date means the date that a sale of Subsequent Securitization Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

         Termination Notice has the meaning assigned to that term in Section
         7.01 of the Servicing Agreement.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation or its successor, as trustee under the Indenture, or any successor Trustee under the Indenture.

         Underwriting Agreement means the Underwriting Agreement dated as of March 2, 2001, among the Seller, the Issuer and Salomon Smith Barney, Inc., on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the timely payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


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

         Weighted Average Days Outstanding means the weighted average number of days Detroit Edison's monthly retail customer bills remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement. The calculation of Weighted Average Days Outstanding pursuant to Section 4.01(b)(i) of the Servicing Agreement shall become effective on March 1 of each year. The initial Weighted Average Days Outstanding shall be 45 days until updated pursuant to Section 4.01(b)(i) of the Servicing Agreement.



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